Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V71594-P24631 CARIBOU BIOSCIENCES, INC. 2025 Annual Meeting Vote by June 11, 2025 11:59 PM EDT You invested in CARIBOU BIOSCIENCES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is the notice of the Annual Meeting and a notice regarding the availability of proxy materials for the stockholder meeting to be held on June 12, 2025. *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the materials by requesting prior to May 29, 2025. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. CARIBOU BIOSCIENCES, INC. 2929 7TH STREET SUITE 105 BERKELEY, CA 94710 Vote Virtually at the Meeting* June 12, 2025 7:30 a.m., Pacific Daylight Time Virtually at: www.virtualshareholdermeeting.com/CRBU2025

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings.” Voting Items Board Recommends V71595-P24631 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. You may view the proxy materials online at www.ProxyVote.com or easily request paper copies (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote on these important matters. 1. To elect two Class I directors to serve until the Company’s 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. The two nominees for election are: Nominees: 1a. Scott Braunstein, M.D. For 1b. Ran Zheng, M.S. For 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. For 3. To approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock at a ratio ranging from any whole number between 1-for-5 and 1-for-50, inclusive, as determined by the Board of Directors in its discretion, subject to the Board of Directors’ authority to abandon such amendment in its discretion. For 4. To approve the adjournment of the 2025 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and voting of proxies in the event there are not sufficient votes in favor of any of proposals 1 - 3 above or if there are not sufficient shares present to establish a quorum. For The proxies are authorized to vote, in their discretion, upon any other business that may properly come before the Annual Meeting or any continuation(s), adjournment(s), or postponement(s) thereof.